Exhibit 10.3

Execution Version

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of July 1, 2008 (this “Agreement”), between DUCKWALL-ALCO STORES, INC., a Kansas corporation (the “Company”), and LAWRENCE J. ZIGERELLI (the “Purchaser”).

Introduction

The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act.

The Purchaser desires to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, 10,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”).

The capitalized terms used herein and not otherwise defined have the meanings given them in Article 7.

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I

Purchase and Sale of Stock

Section 1.1     Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, 10,000 shares of Common Stock (the “Shares”). The purchase price for each Share shall be $9.05 (the closing sale price of a share of Common Stock on the Nasdaq Global Market, as of 4:00 p.m., EDT, on the date hereof). The aggregate purchase price for the Shares is referred to herein as the “Purchase Price”.

Section 1.2     Payment. At the Closing, the Purchaser will pay the Purchase Price by check payable to the order of the Company or by wire transfer to an account designated by the Company. At or promptly following the Closing, the Company will instruct its transfer agent to deliver a stock certificate(s) to the Purchaser representing the Shares against delivery of the Purchase Price on the Closing Date.

Section 1.3     Closing Date. The closing of the transaction contemplated by this Agreement will take place after 4:00 p.m., EDT, on the date of this Agreement or such other date as the parties may agree (the “Closing Date”) and the closing (the “Closing”) will be held at the offices of Covington & Burling LLP, 620 Eighth Avenue, New York, New York 10018, or at such other time and place as shall be agreed upon by the Company and the Purchaser.

ARTICLE II

Representations and Warranties of the Company

The Company hereby represents and warrants to the Purchaser that:

Section 2.1     Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Kansas, with corporate power and authority to conduct its business as currently conducted as disclosed in its reports filed with the SEC pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”).

Section 2.2     Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required. This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

Section 2.3     Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

Section 2.4	No Conflicts; Government Consents and Permits.

(a)       The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of its Articles of Incorporation or Bylaws or require the approval of the Company’s stockholders, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect.

(b)       The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof other than such as have been made or obtained, and except for the registration of the Shares under the Securities Act pursuant to Article 6 hereof, any filings required to be made under federal or state securities laws, and any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.

ARTICLE III

Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Company, with respect to himself and its purchase hereunder, that:

Section 3.1     Investment Purpose. The Purchaser is purchasing the Shares for his own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of the Shares or any arrangement or understanding with any other persons regarding the sale or distribution of the Shares except in accordance with the provisions of Article 6 and except as would not result in a violation of the Securities Act.

Section 3.2     Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 3.3     Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to him in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

Section 3.4     Information. The Purchaser has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the offer and sale of the Shares, that have been requested by the Purchaser, and the Purchaser has had the opportunity to review such materials. The Purchaser has been afforded the opportunity to ask questions of the Company.

Section 3.5	Acknowledgement of Risk.

(a)       The Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation, (i) an investment in the Company is speculative, and only a purchaser that can afford the loss of its entire investment should consider investing in the Company and the Shares; (ii) the Purchaser may not be able to liquidate its investment; (iii) transferability of the Shares is extremely limited; and (iv) in the event of a disposition of the Shares, the Purchaser could sustain the loss of its entire investment. Such risks are more fully set forth in the SEC Documents;

(b)       The Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that he is capable of evaluating the risks of the investment in the Shares; and

(c)       The Purchaser has, in connection with the Purchaser’s decision to purchase Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted any counsel to the Company.

Section 3.6     Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

Section 3.7	Transfer or Resale. The Purchaser understands that:

(a)       the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope reasonably satisfactory to the Company) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144;

(b)       any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c)       except as set forth in Article 6, neither the Company nor any other person is under any obligation to register the resale of the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 3.8	Legends.

(a)       The Purchaser understands the certificates representing the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN STOCK PURCHASE AGREEMENT UNDER WHICH THE SHARES WERE ISSUED.

(b)       The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares following any sale of the Shares pursuant to an effective registration statement or Rule 144. Following the time a legend is no longer required for the Shares hereunder, the Company will, no later than five (5) Business Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends.

Section 3.9     Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

Section 3.10	Residency. The Purchaser is a resident of the State of New York.

ARTICLE IV

Covenants

Section 4.1	[Intentionally Omitted].

ARTICLE V

Conditions to Closing

Section 5.1     Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser is subject to the fulfillment or waiver as of the Closing Date of the following conditions:

(a)       Receipt of Funds. The Company shall have received immediately available funds in the full amount of the Purchase Price for the Shares being purchased hereunder.

(b)       Representations and Warranties. The representations and warranties made by the Purchaser in Article 3 shall be true and correct in all material respects as of the Closing Date.

Section 5.2     Conditions to Obligations of the Purchaser. The Purchaser’s obligation to complete the purchase and sale of the Shares is subject to the fulfillment or waiver as of the Closing Date of the following condition: the representations and warranties made by the Company in Article 2 shall be true and correct in all material respects as of the Closing Date.

ARTICLE VI

Covenants of the Company

Section 6.1     Covenants and Agreements of the Company. With a view to making available to the Purchaser the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Shares to the public without registration, so long as the Purchaser still owns Shares, the Company shall use its commercially reasonable efforts to:

(a)       make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b)       file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)       so long as the Purchaser owns any Shares, furnish to Purchaser, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing the Purchaser to sell any such securities without registration.

ARTICLE VII

Definitions

Section 7.1     Definitions. The following capitalized terms have the following meanings:

“Business Day” means a day Monday through Friday on which banks are generally open for business in Abilene, Kansas.

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, assets, financial condition or prospects of the Company and its subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement.

“Nasdaq” means The Nasdaq National Market.

“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

“Purchase Price” has the meaning set forth in Section 1.1.

“Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 2.1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

“Shares” has the meaning set forth in Section 1.1.

Section 7.2     Certain Interpretations. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “or” is not exclusive and “include”, “includes” and “including” are not limiting; (b) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (c) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (d) references to a Person are also to its permitted successors and assigns; (e) references to an “Article,” “Section” or “Subsection” refer to an Article, Section or Subsection of this Agreement; and (f) words importing the masculine gender include the feminine or neuter and, in each case, vice versa.

ARTICLE VIII

Governing Law; Miscellaneous

Section 8.1     Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that State.

Section 8.2     Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Section 8.3     Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

Section 8.4     Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

Section 8.5     Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver effected in accordance with this Section 8.5 shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

Section 8.6     Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

All notices to the Purchaser shall be	Lawrence J. Zigerelli
addressed as follows:	229 Chrystie Street, Apt. 1120
New York, New York 10002

with a copy to:	Sonnenschein Nath & Rosenthal LLP
8000 Sears Tower
Chicago, IL 60606
Attn: Mina Amir-Mokri
Fax: (312) 876-7934

All notices to the Company shall be	Duckwall-Alco Stores, Inc.
addressed as follows:	401 Cottage Street
Abilene, Kansas 67410-2832
Attn: General Counsel

with a copy to:	Covington & Burling LLP
620 Eighth Avenue
New York, New York 10018
Attn: Ellen B. Corenswet
Fax: (646) 441-9256

Any party may, by written notice to the other, designate a new address to which notices to the party giving the notice shall thereafter be mailed. Each party will provide ten days’ advance written notice to the other party of any change in its address.

Section 8.7     Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and permitted assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, and the Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

Section 8.8     Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.9     Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this STOCK PURCHASE AGREEMENT to be executed by their duly authorized representatives as of the date first written above.

DUCKWALL-ALCO STORES, INC.

By: /s/ Royce Winsten

Title: Chairman

LAWRENCE J. ZIGERELLI

By: /s/ Lawrence J. Zigerelli